Exhibit 99.1

PR Contact	IR Contact
Mitchell Simmons	Chris Witty / Jody Burfening
Rubenstein PR	Lippert/Heilshorn & Associates
msimmons@rubensteinpr.com	cwitty@lhai.com
(212) 843-8364	(212) 838-3777

FOR IMMEDIATE RELEASE

GlobalOptions Group Announces Second Quarter Results

NEW YORK, August 14, 2007 – GlobalOptions Group, Inc. (OTCBB: GOPG), a leading provider of domestic and international risk mitigation and management services, today announced results for the second quarter and six months ended June 30, 2007.

Revenue for the second quarter was $22.5 million, as compared with $17.4 million for the same period in 2006. This increase reflects the impact from the expanded customer base built through our acquisitions of SafirRosetti and Secure Source in May of 2006; Hyperion Risk in August of 2006 and On Line Consulting, Bode Technology and FACTICON in the first quarter of 2007. Our operating loss for the quarter was $10.8 million, versus an operating income of $0.1 million for the second quarter of last year. Net loss for the second quarter was $11.0 million versus a net loss of $10.5 million for the second quarter of 2006. Net loss applicable to common stockholders for the second quarter was $11.0 million or $(3.89) per share versus $34.9 million, or $(16.70) per share for the second quarter of 2006. The 2006 second quarter net loss included $7.5 million in amortization expense related to debt discounts, $2.6 million of amortized deferred financing costs, and the net loss applicable to common stockholders included $24.4 million in deemed dividends to holders of the company’s Series B convertible preferred stock. The company’s weighted average common shares outstanding rose to 2.8 million for the second quarter of 2007 versus 2.1 million last year.

For the first six months of 2007, GlobalOptions reported revenue of $43.9 million, versus $23.6 million in the same period last year. Had all acquisitions been completed as of January 1, 2007, total pro forma revenue for the six months ended June 30, 2007 would have been approximately $47.0 million. The operating loss was $13.6 million for the six months ended June 30, 2007, as compared with $0.9 million in 2006. GlobalOptions’ net loss for the period was $13.5 million as compared to $11.7 million in 2006. Our net loss applicable to common stockholders for the period was $13.5 million, or $(4.98) per share, versus a net loss of $36.2 million, or $(18.41) per share for 2006.

“Our top line performance reflected the full impact of our most recent acquisitions, Bode and FACTICON while results were negatively impacted by staff reductions at one of our largest clients. We are implementing several initiatives to increase cross-selling and drive broader penetration within our core markets. A major step in this strategy was the opening of our Chicago office in May – led by Cortez Trotter, vice president and director for the Midwest. Cortez will be responsible for the expansion of GlobalOptions’ services across the region, including disaster preparedness, risk management and security, investigations, and litigation support. As the former CEO, fire commissioner and executive director of Chicago’s Office of Emergency Management & Communications, Cortez brings a dedicated focus to our complete portfolio of services,” said Dr. Harvey Schiller, GlobalOptions’ Chairman and CEO.

Dr. Schiller also noted that, “We recently announced the filing of a registration statement with the SEC for a proposed public offering of 4.5 million shares of our common stock. We believe this registration, and the equity restructuring announced July 26, 2007, serve to strengthen our balance sheet and position the company for improved growth opportunities going forward. GlobalOptions continues to provide unique solutions for risk mitigation and business continuity, and, in second half of 2007, we expect to further validate our approach to serving the market in a comprehensive manner.”

Conference Call

GlobalOptions Group will host an earnings conference call at 10:00 a.m. Eastern on August 14. During the call, Dr. Harvey Schiller, Chairman and Chief Executive Officer, and Jeff Nyweide, Chief Financial Officer, will discuss the Company’s performance and financial results. The telephone number for the conference call is 888-634-9408. A live webcast of the call will also be available on the company’s website, www.GlobalOptions.com.

The webcast will be archived on the site, and investors will be able to access an encore recording of the conference call for one week by calling 800-642-1687, conference ID #11538352. The encore recording will be available two hours after the conference call has concluded.

About GlobalOptions Group, Inc.

GlobalOptions, with headquarters in New York City and offices in 16 cities, is an integrated provider of risk mitigation and management services to government entities, Fortune 1,000 corporations and high net-worth and high-profile individuals throughout the world. We enable clients to identify, assess and prevent natural and man-made threats to the well-being of individuals and the operations of governments and corporations. In addition, we assist our clients in recovering from the damages or losses resulting from the occurrence of acts of terror, natural disasters, fraud and other risks. Our services currently include risk management and security, investigations and litigation support, anti-fraud solutions and business intelligence, and crisis management and preparedness services. Additional information can be found at www.globaloptions.com.

Statements in this press release regarding the company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. The company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties including the successful integration of acquired businesses, projected financial information, and the continued successful implementation of the company’s business strategy.

Certain of these risks and uncertainties are described in greater detail in GlobalOptions Group’s filings with the Securities and Exchange Commission. GlobalOptions Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

# # #

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

June 30, 2007

(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$2,016,343
Accounts receivable, net of allowance for doubtful accounts of $3,224,131	35,523,033
Inventories	2,535,258
Prepaid expenses and other current assets	841,960

Total current assets	40,916,594

Property and equipment, net	5,168,832
Intangible assets, net	7,855,097
Goodwill	23,417,021
Security deposits and other assets	384,384

Total assets	$77,741,928

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$7,489,050
Obligation to issue common stock	2,160,000
Notes payable	5,283,186
Accounts payable	6,696,139
Deferred revenues	732,111
Accrued compensation and related benefits	2,743,718
Other current liabilities	2,693,935

Total current liabilities	27,798,139

Long term liabilities:
Notes payable, less current portion	4,693,198
Deferred rent obligations	299,310

Total long term liabilities	4,992,508

Total liabilities	32,790,647

Commitments
Stockholders’ equity:
Preferred stock, $0.001 par value, 14,924,000 shares authorized, no shares issued or outstanding	—
Series A convertible preferred stock, voting, $0.001 par value, 16,000 shares authorized, 6,330 shares issued and outstanding, liquidation preference $6,330,000	6
Series B convertible preferred stock, voting, $0.001 par value, 60,000 shares authorized, 53,070 shares issued and outstanding, liquidation preference $53,070,000	53
Common stock, $0.001 par value; 100,000,000 shares authorized; 2,984,514 shares issued and outstanding	2,984
Additional paid-in capital	83,093,584
Accumulated deficit	(38,145,346)

Total stockholders’ equity	44,951,281

Total liabilities and stockholders’ equity	$77,741,928

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements Of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2006	2007	2006	2007
Revenues	$17,359,789	$22,466,443	$23,594,614	$43,854,423
Cost of revenues	8,778,654	11,452,586	12,122,809	22,982,208

Gross profit	8,581,135	11,013,857	11,471,805	20,872,215

Operating expenses:
Selling and marketing	2,953,774	8,498,323	3,768,205	10,882,901
General and administrative	5,516,950	13,330,573	8,643,984	23,620,313

Total operating expenses	8,470,724	21,828,896	12,412,189	34,503,214

Income (loss) from operations	110,411	(10,815,039)	(940,384)	(13,630,999)

Other income (expense):
Interest income	16,537	13,934	16,537	251,971
Interest expense	(506,280)	(179,179)	(607,050)	(205,081)
Other income	—	—	—	100,000
Amortization of debt discounts	(7,522,602)	—	(7,522,602)	—
Amortization of deferred financing costs	(2,613,521)	—	(2,694,500)	—

Other expense, net	(10,625,866)	(165,245)	(10,807,615)	146,890

Net loss	(10,515,455)	(10,980,284)	(11,747,999)	(13,484,109)
Deemed dividends to Series B convertible preferred stockholders	(24,413,362)	—	(24,413,362)	—

Net loss applicable to common stockholders	$(34,928,817)	$(10,980,284)	$(36,161,361)	$(13,484,109)

Basic and diluted net loss per share	$(16.70)	$(3.89)	$(18.41)	$(4.98)

Weighted average number of common shares outstanding—basic and diluted	2,091,274	2,820,501	1,964,079	2,709,912